 Exhibit 99.1

28969 Information Lane

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports Second Quarter and First-Half Results

Easton, Maryland (07/23/2020) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported income from continuing operations of $5.335 million or $0.43 per diluted common share for the second quarter of 2020, compared to income from continuing operations of $3.118 million or $0.25 per diluted common share for the first quarter of 2020, and income from continuing operations of $4.228 million or $0.33 per diluted common share for the second quarter of 2019. Income from continuing operations for the first half of 2020 was $8.453 million or $0.68 per diluted common share, compared to income from continuing operations of $8.056 million or $0.63 per diluted common share for the first half of 2019.

When comparing income from continuing operations for the second quarter of 2020 to the first quarter of 2020, net income increased $2.2 million, primarily due to a decrease in noninterest expenses of $2.7 million. In addition, net interest income and noninterest income increased $513 thousand and $417 thousand, respectively, partially offset by an increase in the provision for credit losses of $650 thousand. When comparing income from continuing operations for the second quarter of 2020 to the second quarter of 2019, net income increased $1.1 million due to a decrease in noninterest expense of $1.3 million, coupled with increases in net interest income of $738 thousand and noninterest income of $160 thousand, partially offset by an increase in the provision for credit losses of $800 thousand.

“During these uncertain times in the midst of the current health and economic crisis, the Company has remained a viable source of strength in our communities.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer.  “The first half of 2020 has been challenging, but the resolve of our committed team has produced very positive results. Our earnings remain healthy despite increases to our provision for credit losses during the second quarter, deposit growth has been remarkable, loan growth remains on budget, and the Company’s strong capital position enables us to weather the current economic climate.”

Ongoing response to COVID-19

Employees

Many of our non-branch personnel have returned to our offices and continue to practice social distancing as the Company has implemented enhanced cleaning and disinfecting procedures across all locations. Most of our Company meetings have transitioned to telephonic or video conferencing. We suspended all unnecessary business-related travel, public events, and meetings with outside parties to promote the safety and well-being of our employees.

Banking Locations

All our branch locations remain open, with normal hours of operation. We have re-opened our branch lobbies to the public with limits on the number of people allowed in the branch at any time. The drive-thru locations have expanded their capabilities to accommodate an array of transactions for our customers. We notified our customers of our changes in operations as well as promoted the use of online and mobile banking.

Customers

We thank our customers for their commitment and understanding as we continue to find ways to serve them as safely and securely as possible. For our customers impacted by the pandemic, we have provided fee waivers and loan payment deferrals to assist them during this challenging time. The Company has provided total loan deferrals of $221.1 million which consists of 15.7% of the total loan portfolio as of June 30, 2020. The most significant deferrals by loan type or industry were as follows: hospitality of $80.4 million, retail stores of $58.6 million, other commercial of $66.7 million, residential 1-4 family rentals of $10.0 million and restaurants of $5.3 million.

Small Business Administration’s Paycheck Protection Program (“PPP”)

We remain an SBA preferred lender and are actively participating in the PPP program. From the inception of the program through June 30, 2020, we had provided loans for 1,427 small business customers totaling $123.0 million. We will continue to process applications until the government funding is completely exhausted.

Share Repurchases

We have suspended all share buybacks of our Company’s common stock until further notice.

Dividends

We currently expect to maintain our quarterly cash dividends based on our strong capital position.

Balance Sheet Review

Total assets were $1.720 billion at June 30, 2020, a $160.3 million, or 10.3%, increase when compared to $1.559 billion at the end of 2019. The increase was primarily due to the $158.6 million, or 12.7% increase in gross loans, of which $123.0 million related to PPP loans. The increase in gross loans was funded by an increase in deposits of $163.4 million, or 12.2%.

Total deposits increased $163.4 million, or 12.2%, when compared to December 31, 2019. The increase in total deposits consisted of increases in all deposit categories. Noninterest-bearing deposits increased $86.4 million, checking accounts increased $42.7 million, savings and money market accounts increased $32.7 million and time deposits increased $1.6 million. A significant amount of the PPP loan proceeds resided in deposit accounts as of June 30, 2020. The Company expects these funds to be utilized over the coming weeks and months, which may or may not result in a decline in deposit balances.

Total stockholders’ equity increased $7.3 million, or 3.8%, when compared to the end of 2019. At June 30, 2020, the ratio of total equity to total assets was 11.64% and the ratio of total tangible equity to total tangible assets was 10.63%.

Total assets at June 30, 2020 increased $231.0 million, or 15.5%, when compared to total assets at June 30, 2019, primarily the result of loan growth of $167.0 million and an increase in cash and cash equivalents of $87.0 million. Investment securities (including restricted securities) decreased $55.0 million, which was used to partially fund loan growth.

Total deposits at June 30, 2020 increased $255.7 million, or 20.5%, when compared to June 30, 2019. The increase in total deposits included growth within interest-bearing checking accounts of $112.8 million, noninterest-bearing deposits of $96.1 million, savings and money market accounts of $55.7 million and time deposits of $11.2 million. Brokered deposits of $20.0 million rolled off by June 30, 2020 as they were no longer needed as a funding source.

Total stockholders’ equity increased $8.8 million, or 4.6%, when compared to June 30, 2019.

Review of Quarterly Financial Results

Net interest income was $13.0 million for the second quarter of 2020, compared to $12.5 million for the first quarter of 2020 and $12.3 million for the second quarter of 2019. The increase in net interest income when compared to the first quarter of 2020 was primarily due to the decrease in the average rate paid on interest-bearing deposits of 23bps, coupled with the payoff of FHLB borrowings which reduced interest expense by $101 thousand. The increase in the average balance in noninterest bearing deposits of $67.6 million also contributed to lower interest expense for the quarter by reducing the Company’s reliance on interest-bearing sources of funding. The significant growth in the average balance of loans of $110.9 million helped offset the decreased yield on loans of 31bps, which was primarily the result of adding the $123.0 million of PPP loans which had an average yield of 2.36% for the second quarter of 2020, inclusive of the stated interest rate of 1.0% and the net accretion of origination fees and costs. Also impacting total earning assets for the second quarter of 2020 was the decrease in the average balance of taxable investment securities of $21.5 million coupled with the decrease in yield on interest-bearing deposits with other banks of 113bps. Net interest income increased when compared to the second quarter of 2019 due to a decrease in interest expense of $893 thousand, or 36.4%. The decrease in interest expense was the direct result of the significant decline in both long-term and short-term borrowings which both carried higher rates than interest bearing deposits. In addition, the rates paid on interest bearing deposits declined by a combined 37bps. The average balance of loans increased $153.1 million, when compared to the second quarter of 2019 which provided an additional $196 thousand of interest income, but was offset by the decline in the average balance in taxable securities of $52.0 million and the decrease in the yield on interest-bearing deposits with other banks of 240bps. The Company’s net interest margin decreased to 3.41% for the second quarter of 2020 from 3.48% in the first quarter of 2020 and down from 3.54% in the second quarter of 2019.

The provision for credit losses was $1.0 million for the three months ended June 30, 2020. The comparable amounts were $350 thousand and $200 thousand for the three months ended March 31, 2020 and June 30, 2019, respectively. The ratio of the allowance for credit losses to period-end loans was 0.79% at June 30, 2020. Excluding PPP loans, the ratio of the allowance for credit losses to period-end loans was 0.86% at June 30, 2020, higher than both the 0.81% at March 31, 2020 and the 0.83% at June 30, 2019. The primary drivers of the increased percentage of the allowance to total loans, excluding PPP loans, and the increase in provision for loan losses as compared to both the prior periods were increases in qualitative factors and, in particular, elevated unemployment statistics, the impact of the COVID-19 pandemic, as well as an increase in loan volume. Net charge-offs were $288 thousand for the second quarter of 2020, compared to $479 thousand for the first quarter of 2020 and $313 thousand for the second quarter of 2019. The charge-offs in the second quarter related to continued workout efforts on nonperforming assets.

At June 30, 2020 and March 31, 2020, nonperforming assets were $12.3 million. Total nonperforming assets were $15.6 million at June 30, 2019. Total nonperforming assets decreased by $8 thousand between the linked quarters, which consisted of an increase in nonaccruals of $109 thousand, offset by a decrease in loans 90 days and still accruing of $117 thousand. Accruing troubled debt restructurings (“TDRs”) decreased $132 thousand, or 1.8%, over the same time period. When comparing June 30, 2020 to June 30, 2019, nonperforming assets decreased $3.3 million, or 21.0%, and accruing TDRs decreased $456 thousand, or 5.9%. The decrease in nonperforming assets from June 30, 2019 to June 30, 2020 was due to diligent workout efforts by the Company to reduce nonaccrual loans and other real estate owned properties. The ratio of nonperforming assets and accruing TDRs to total assets was 1.14% at June 30, 2020, 1.25% at March 31, 2020 and 1.56% at June 30, 2019. In addition, the ratio of accruing TDRs to total loans at June 30, 2020 was 0.52%, compared to 0.58% at March 31, 2020 and 0.63% at June 30, 2019.

Total noninterest income for the second quarter of 2020 increased $417 thousand, or 17.7%, when compared to the first quarter of 2020 and increased $160 thousand, or 6.1%, when compared to the second quarter of 2019. The increase from the first quarter of 2020 was primarily due to sales of available for sale securities at a gain of $347 thousand. The increase from the second quarter of 2019 was due to additional income from BOLI purchased late in the fourth quarter of 2019, offset by lower service charges on deposit accounts and gains on sales of securities.

Total noninterest expense from continuing operations for the second quarter of 2020 decreased $2.7 million, or 26.0%, when compared to the first quarter of 2020 and decreased $1.3 million, or 14.7%, when compared to the second quarter of 2019. The decrease in noninterest expense when compared to the first quarter of 2020 and the second quarter of 2019 was primarily in salaries and wages, due to the increased volume in PPP loans which resulted in heightened FASB 91 costs being deferred for the period. These loan origination costs were deferred at origination along with the related origination fees. The net fees have and will continue to be accreted to interest income as a yield adjustment over the lives of the related PPP loans, which for most was 24 months at the time of origination. The recognition of these deferred fees and costs as a component of interest income will be accelerated upon forgiveness or repayment of the PPP loans. As previously stated, the Company funded 1,427 PPP loans during the second quarter of 2020 and does not anticipate this level of volume resulting in a reduction of salaries and wages expense in future quarters.

Review of Six-Month Financial Results

Net interest income for the first six months of 2020 was $25.5 million, an increase of $862 thousand, or 3.5% when compared to the first six months of 2019. The increase was due to lower interest expense of $991 thousand which was a result of reduced interest expense on short and long-term borrowings of $455 thousand and lower costs on deposits of $536 thousand. These cost savings in interest expense were partially offset by a decrease in total interest income of $129 thousand. The decrease in interest income was the result of a decline in the average balance in taxable investment securities of $43.8 million, almost entirely offset by an increase in the average balance on loans of $107.3 million, despite a decline in loan yields of 31bps. This resulted in a net interest margin of 3.45% for the first six months of 2020 compared to 3.57% for the first six months of 2019.

The provision for credit losses for the six months ended June 30, 2020 and 2019 was $1.4 million and $300 thousand, respectively, while net charge-offs were $767 thousand and $338 thousand, respectively. The increase in provision for credit losses was the result of higher charge-offs in 2020 and qualitative factors related to economic conditions and the COVID-19 pandemic. The ratio of allowance to total loans decreased over the first six months of the year from 0.84% at December 31, 2019 to 0.79% at June 30, 2020. As previously discussed, this ratio decreased as a result of the PPP loans’ inclusion in the balance of total loans. Additionally, a reduction in specific reserves for certain legacy credits through charge-offs during the six months ended June 30, 2020 reduced the allowance to total loans ratio. The general reserve component of the allowance to legacy, non-impaired and non-PPP loans increased from 0.75% at December 31, 2019 to 0.89% at June 30, 2020, primarily resulting from increased qualitative allocations related to the COVID-19 pandemic. The ratio of annualized net charge-offs to average loans was 0.12% for the first half of 2020 and 0.06% for the first half of 2019. Management will continue to evaluate the adequacy of the allowance for credit losses as more economic data becomes available and as changes within the Company’s portfolio are known.

Total noninterest income from continuing operations for the six months ended June 30, 2020 increased $324 thousand, or 6.8%, when compared to the same period in 2019. The increase in noninterest income primarily consisted of increases in BOLI income, gains on sales of securities and other fees on bank services, partially offset by a decrease in service charges on deposit accounts.

Total noninterest expense from continuing operations for the six months ended June 30, 2020 decreased $316 thousand, or 1.7%, when compared to the same period in 2019. The decrease was a result of lower salaries and wages due to FASB 91 deferrals, lower FDIC insurance premiums and other real estate owned expenses, partially offset by higher employee benefit costs. The deferred costs for salaries and wages are being recognized over the lives of the related loans as previously mentioned.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2020	2019	Change		2020	2019	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$13,031	$12,293	6.0%		$25,549	$24,687	3.5%
Provision for credit losses	1,000	200	400.0		1,350	300	350.0
Noninterest income	2,769	2,609	6.1		5,121	4,797	6.8
Noninterest expense	7,663	8,985	(14.7)		18,012	18,328	(1.7)
Income from continuing operations before income taxes	7,137	5,717	24.8		11,308	10,856	4.2
Income tax expense	1,802	1,489	21.0		2,855	2,800	2.0
Income from continuing operations	$5,335	$4,228	26.2		$8,453	$8,056	4.9

Loss from discontinued operations before income taxes	—	(4)	100.0		—	(103)	100.0
Income tax benefit	—	—	—		—	(25)	100.0
Loss from discontinued operations	—	(4)	100.0		—	(78)	100.0
Net income	$5,335	$4,224	26.3		$8,453	$7,978	6.0

From Continuing Operations:
Return on average assets	1.31%	1.16%	15	bp	1.07%	1.11%	(4	)bp
Return on average equity	10.79	8.97	182		8.65	8.69	(4)
Return on average tangible equity (1)	12.20	10.31	189		9.84	10.02	(18)
Net interest margin	3.41	3.54	(13)		3.45	3.57	(12)
Efficiency ratio - GAAP	48.50	60.29	(1,179)		58.73	62.16	(343)
Efficiency ratio - Non-GAAP (1)	48.58	59.09	(1,051)		58.33	60.93	(260)

PER SHARE DATA
Basic net income per common share
Income from continuing operations	$0.43	$0.33	30.3%		$0.68	$0.63	7.9%
Loss from discontinued operations	—	—	—		—	(0.01)	100.0
Net income	$0.43	$0.33	30.3		$0.68	$0.62	9.7
Diluted net income per common share
Income from continuing operations	$0.43	$0.33	30.3		$0.68	$0.63	7.9
Loss from discontinued operations	—	—	—		—	(0.01)	100.0
Net income	$0.43	$0.33	30.3		$0.68	$0.62	9.7

Dividends paid per common share	$0.12	$0.10	20.0		$0.24	$0.20	20.0
Book value per common share at period end	15.98	14.97	6.7
Tangible book value per common share at period end (1)	14.42	13.40	7.6
Market value at period end	11.09	16.34	(32.1)
Market range:
High	12.40	16.48	(24.8)		17.56	16.48	6.6
Low	8.00	14.84	(46.1)		7.63	14.00	(45.5)

AVERAGE BALANCE SHEET DATA
Loans	$1,374,324	$1,221,215	12.5%		$1,318,883	$1,211,618	8.9%
Investment securities	107,908	159,878	(32.5)		118,659	162,429	(26.9)
Earning assets	1,539,945	1,399,418	10.0		1,495,227	1,397,086	7.0
Assets	1,638,387	1,468,093	11.6		1,592,689	1,464,214	8.8
Deposits	1,427,063	1,233,951	15.6		1,377,112	1,224,876	12.4
Stockholders' equity	198,842	189,101	5.2		196,587	187,048	5.1

CREDIT QUALITY DATA
Net charge-offs	$288	$313	(8.0)%		$767	$338	126.9%

Nonaccrual loans	$11,649	$14,592	(20.2)
Loans 90 days past due and still accruing	604	439	37.6
Other real estate owned	38	524	(92.7)
Total nonperforming assets	12,291	15,555	(21.0)
Accruing troubled debt restructurings (TDRs)	7,312	7,768	(5.9)
Total nonperforming assets and accruing TDRs	$19,603	$23,323	(15.9)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	11.64%	12.85%	(121	)bp
Period-end tangible equity to tangible assets (1)	10.63	11.66	(103)

Annualized net charge-offs to average loans	0.08	0.10	(2)		0.12%	0.06%	6	bp

Allowance for credit losses as a percent of:
Period-end loans (2)	0.79	0.83	(4)
Nonaccrual loans	95.20	70.62	2,458
Nonperforming assets	90.23	66.25	2,398
Accruing TDRs	151.67	132.66	1,901
Nonperforming assets and accruing TDRs	56.57	44.18	1,239

As a percent of total loans:
Nonaccrual loans	0.83	1.18	(35)
Accruing TDRs	0.52	0.63	(11)
Nonaccrual loans and accruing TDRs	1.35	1.80	(45)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.87	1.25	(38)
Nonperforming assets and accruing TDRs	1.39	1.88	(49)

As a percent of total assets:
Nonaccrual loans	0.68	0.98	(30)
Nonperforming assets	0.71	1.04	(33)
Accruing TDRs	0.43	0.52	(9)
Nonperforming assets and accruing TDRs	1.14	1.56	(42)

(1)	See the reconciliation table on page 18 of 18.
(2)	As of 6/30/2020, this ratio includes PPP loans of $123.0 million. Excluding these loans, the ratio is 0.86%.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				June 30, 2020
	June 30,	December 31,	June 30,	compared to December 31,
	2020	2019	2019	2019
ASSETS
Cash and due from banks	$24,585	$18,465	$18,541	33.1%
Interest-bearing deposits with other banks	101,699	76,506	20,739	32.9
Cash and cash equivalents	126,284	94,971	39,280	33.0

Investment securities available for sale (at fair value)	86,020	122,791	145,410	(29.9)
Investment securities held to maturity	11,710	8,786	5,905	33.3
Equity securities, at fair value	1,388	1,342	1,325	3.4
Restricted securities	3,626	4,190	5,095	(13.5)

Loans	1,407,249	1,248,654	1,240,295	12.7
Less: allowance for credit losses	(11,090)	(10,507)	(10,305)	5.5
Loans, net	1,396,159	1,238,147	1,229,990	12.8

Premises and equipment, net	24,668	23,821	22,710	3.6
Goodwill	17,518	17,518	17,518	—
Other intangible assets, net	1,970	2,252	2,540	(12.5)
Other real estate owned, net	38	74	524	(48.6)
Right of use assets, net	4,879	4,771	3,663	2.3
Other assets	45,264	40,572	14,602	11.6

Total assets	$1,719,524	$1,559,235	$1,488,562	10.3

LIABILITIES
Noninterest-bearing deposits	$442,996	$356,618	$346,916	24.2
Interest-bearing deposits	1,061,732	984,716	902,084	7.8
Total deposits	1,504,728	1,341,334	1,249,000	12.2

Short-term borrowings	1,064	1,226	25,508	(13.2)
Long-term borrowings	—	15,000	15,000	(100.0)
Lease liabilities	4,941	4,792	3,663	3.1
Accrued expenses and other liabilities	8,657	4,081	4,084	112.1
Total liabilities	1,519,390	1,366,433	1,297,255	11.2

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	125	125	128	—
Additional paid in capital	61,129	61,045	65,376	0.1
Retained earnings	136,876	131,425	125,996	4.1
Accumulated other comprehensive income (loss)	2,004	207	(193)	868.1
Total stockholders' equity	200,134	192,802	191,307	3.8

Total liabilities and stockholders' equity	$1,719,524	$1,559,235	$1,488,562	10.3

Period-end common shares outstanding	12,526	12,500	12,780	0.2
Book value per common share	$15.98	$15.42	$14.97	3.6

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
INTEREST INCOME
Interest and fees on loans	$13,945	$13,749	1.4%	$27,740	$27,248	1.8%
Interest on investment securities:
Taxable	638	887	(28.1)	1,357	1,885	(28.0)
Interest on deposits with other banks	11	113	(90.3)	183	276	(33.7)
Total interest income	14,594	14,749	(1.1)	29,280	29,409	(0.4)

INTEREST EXPENSE
Interest on deposits	1,556	2,204	(29.4)	3,615	4,151	(12.9)
Interest on short-term borrowings	1	145	(99.3)	3	358	(99.2)
Interest on long-term borrowings	6	107	(94.4)	113	213	—
Total interest expense	1,563	2,456	(36.4)	3,731	4,722	(21.0)

NET INTEREST INCOME	13,031	12,293	6.0	25,549	24,687	3.5
Provision for credit losses	1,000	200	400.0	1,350	300	350.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	12,031	12,093	(0.5)	24,199	24,387	(0.8)

NONINTEREST INCOME
Service charges on deposit accounts	544	1,028	(47.1)	1,410	1,962	(28.1)
Trust and investment fee income	363	385	(5.7)	738	757	(2.5)
Gains on sales and calls of investment securities	347	—	—	347	—	—
Other noninterest income	1,515	1,196	26.7	2,626	2,078	26.4
Total noninterest income	2,769	2,609	6.1	5,121	4,797	6.8

NONINTEREST EXPENSE
Salaries and wages	2,130	3,792	(43.8)	6,426	7,558	(15.0)
Employee benefits	1,535	1,068	43.7	3,257	2,322	40.3
Occupancy expense	702	668	5.1	1,400	1,359	3.0
Furniture and equipment expense	247	295	(16.3)	564	558	1.1
Data processing	1,037	919	12.8	2,081	1,829	13.8
Directors' fees	113	116	(2.6)	254	202	25.7
Amortization of intangible assets	138	155	(11.0)	282	317	(11.0)
FDIC insurance premium expense	124	181	(31.5)	215	386	(44.3)
Other real estate owned expenses, net	—	60	(100.0)	18	293	(93.9)
Legal and professional fees	553	559	(1.1)	1,187	1,160	2.3
Other noninterest expenses	1,084	1,172	(7.5)	2,328	2,344	(0.7)
Total noninterest expense	7,663	8,985	(14.7)	18,012	18,328	(1.7)

Income from continuing operations before income taxes	7,137	5,717	24.8	11,308	10,856	4.2
Income tax expense	1,802	1,489	21.0	2,855	2,800	2.0

Income from continuing operations	5,335	4,228	26.2	8,453	8,056	4.9

Loss from discontinued operations before income taxes	—	(4)	100.0	—	(103)	100.0
Income tax benefit	—	—	—	—	(25)	100.0

Loss from discontinued operations	—	(4)	100.0	—	(78)	100.0

NET INCOME	$5,335	$4,224	26.3	$8,453	$7,978	6.0

Weighted average shares outstanding - basic	12,524	12,779	(2.0)	12,519	12,774	(2.0)
Weighted average shares outstanding - diluted	12,525	12,784	(2.0)	12,521	12,779	(2.0)

Basic net income per common share
Income from continuing operations	$0.43	$0.33	30.3	$0.68	$0.63	7.9
Loss from discontinued operations	—	—	—	—	(0.01)	100.0
Net income	$0.43	$0.33	30.3	$0.68	$0.62	9.7

Diluted net income per common share
Income from continuing operations	$0.43	$0.33	30.3	$0.68	$0.63	7.9
Loss from discontinued operations	—	—	-	—	(0.01)	100.0
Net income	$0.43	$0.33	30.3	$0.68	$0.62	9.7

Dividends paid per common share	0.12	0.10	20.0	0.24	0.20	20.0

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2020		2019		2020		2019
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,374,324	4.09%	$1,221,215	4.53%	$1,318,883	4.24%	$1,211,618	4.55%
Investment securities
Taxable	107,908	2.37	159,878	2.22	118,659	2.30	162,429	2.34
Interest-bearing deposits	57,713	0.07	18,325	2.47	57,685	0.64	23,039	2.42
Total earning assets	1,539,945	3.82%	1,399,418	4.24%	1,495,227	3.95%	1,397,086	4.26%
Cash and due from banks	18,167		17,225		18,020		17,211
Other assets	90,981		61,906		90,068		60,340
Allowance for credit losses	(10,706)		(10,456)		(10,626)		(10,423)
Total assets	$1,638,387		$1,468,093		$1,592,689		$1,464,214

Interest-bearing liabilities
Demand deposits	$298,568	0.20%	$234,775	0.65%	$291,372	0.37%	$237,271	0.63%
Money market and savings deposits	426,963	0.23	385,272	0.84	418,608	0.34	384,508	0.84
Brokered deposits	—	—	20,866	2.52	—	—	21,470	2.44
Certificates of deposit $100,000 or more	130,582	1.81	107,549	1.54	129,995	1.83	103,067	1.40
Other time deposits	150,675	1.54	145,900	1.31	150,659	1.58	143,226	1.16
Interest-bearing deposits	1,006,788	0.62	894,362	0.99	990,634	0.73	889,542	0.94
Short-term borrowings	2,030	0.20	21,557	2.70	1,632	0.37	27,239	2.65
Long-term borrowings	824	2.93	15,000	2.86	7,912	2.87	15,000	2.86
Total interest-bearing liabilities	1,009,642	0.62%	930,919	1.06%	1,000,178	0.75%	931,781	1.02%
Noninterest-bearing deposits	420,275		339,589		386,478		335,334
Accrued expenses and other liabilities	9,628		8,484		9,446		10,051
Stockholders' equity	198,842		189,101		196,587		187,048
Total liabilities and stockholders' equity	$1,638,387		$1,468,093		$1,592,689		$1,464,214

Net interest spread		3.20%		3.18%		3.20%		3.24%
Net interest margin		3.41%		3.54%		3.45%		3.57%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	Q2 2020		Q2 2020
	2020	2020	2019	2019	2019	compared to		compared to
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2020		Q2 2019
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$13,068	$12,554	$12,808	$12,724	$12,334	4.1%		6.0
Less: Taxable-equivalent adjustment	37	36	44	44	41	2.8		(9.8)
Net interest income	13,031	12,518	12,764	12,680	12,293	4.1		6.0
Provision for credit losses	1,000	350	200	200	200	185.7		400.0
Noninterest income	2,769	2,352	2,694	2,529	2,609	17.7		6.1
Noninterest expense	7,663	10,349	9,845	9,384	8,985	(26.0)		(14.7)
Income from continuing operations before income taxes	7,137	4,171	5,413	5,625	5,717	71.1		24.8
Income tax expense	1,802	1,053	1,399	1,411	1,489	71.1		21.0
Income from continuing operations	5,335	3,118	4,014	4,214	4,228	71.1		26.2

Loss from discontinued operations before income taxes	—	—	—	(10)	(4)	—		100.0
Income tax benefit	—	—	—	(2)	—	—		—
Loss from discontinued operations	—	—	—	(8)	(4)	—		100.0

Net income	$5,335	$3,118	$4,014	$4,206	$4,224	71.1		26.3

From Continuing Operations:
Return on average assets	1.31%	0.81%	1.03%	1.10%	1.16%	50	bp	15
Return on average equity	10.79	6.45	8.24	8.66	8.97	434		182
Return on average tangible equity (1)	12.20	7.43	9.43	9.90	10.31	477		189
Net interest margin	3.41	3.48	3.47	3.52	3.54	(7)		(13)
Efficiency ratio - GAAP	48.50	69.60	63.69	61.70	60.29	(2,110)		(1,179)
Efficiency ratio - Non-GAAP (1)	48.58	68.46	62.58	60.58	59.09	(1,988)		(1,051)

PER SHARE DATA
Basic net income per common share
Income from continuing operations	$0.43	$0.25	$0.32	$0.33	$0.33	72.0%		30.3
Loss from discontinued operations	—	—	—	—	—	—		—
Net income	$0.43	$0.25	$0.32	$0.33	$0.33	72.0		30.3
Diluted net income per common share
Income from continuing operations	$0.43	$0.25	$0.32	$0.33	$0.33	72.0		30.3
Loss from discontinued operations	—	—	—	—	—	—		—
Net income	$0.43	$0.25	$0.32	$0.33	$0.33	72.0		30.3

Dividends paid per common share	0.12	0.12	0.12	0.10	0.10	—		20.0
Book value per common share at period end	15.98	15.62	15.42	15.22	14.97	2.3		6.7
Tangible book value per common share at period end (1)	14.42	14.06	13.84	13.66	13.40	2.6		7.6
Market value at period end	11.09	10.85	17.36	15.41	16.34	2.2		(32.1)
Market range:
High	12.40	17.56	17.90	17.00	16.48	(29.4)		(24.8)
Low	8.00	7.63	15.01	14.90	14.84	4.8		(46.1)

AVERAGE BALANCE SHEET DATA
Loans	$1,374,324	$1,263,441	$1,246,355	$1,235,374	$1,221,215	8.8%		12.5
Investment securities	107,908	129,410	145,544	155,324	159,878	(16.6)		(32.5)
Earning assets	1,539,945	1,450,508	1,463,490	1,432,252	1,399,418	6.2		10.0
Assets	1,638,387	1,546,991	1,553,017	1,513,790	1,468,093	5.9		11.6
Deposits	1,427,063	1,327,162	1,334,047	1,280,057	1,233,951	7.5		15.6
Stockholders' equity	198,842	194,332	193,239	193,120	189,101	2.3		5.2

CREDIT QUALITY DATA
Net charge-offs	$288	$479	$131	$67	$313	(39.9)%		(8.0)

Nonaccrual loans	$11,649	$11,540	$10,590	$12,530	$14,592	0.9		(20.2)
Loans 90 days past due and still accruing	604	721	1,326	712	439	(16.2)		37.6
Other real estate owned	38	38	74	74	524	—		(92.7)
Total nonperforming assets	$12,291	$12,299	$11,990	$13,316	$15,555	(0.1)		(21.0)

Accruing troubled debt restructurings (TDRs)	$7,312	$7,444	$7,501	$7,588	$7,768	(1.8)		(5.9)

Total nonperforming assets and accruing TDRs	$19,603	$19,743	$19,491	$20,904	$23,323	(0.7)		(15.9)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	11.64%	12.45%	12.37%	12.42%	12.85%	(81	)bp	(121)
Period-end tangible equity to tangible assets (1)	10.63	11.35	11.24	11.29	11.66	(72)		(103)

Annualized net charge-offs to average loans	0.08	0.15	0.04	0.02	0.10	(7)		(2)

Allowance for credit losses as a percent of:
Period-end loans (2)	0.79	0.81	0.84	0.85	0.83	(2)		(4)
Nonaccrual loans	95.20	89.93	99.22	83.30	70.62	527		2,458
Nonperforming assets	90.23	84.38	87.63	78.39	66.25	585		2,398
Accruing TDRs	151.67	139.41	140.07	137.56	132.66	1,226		1,901
Nonperforming assets and accruing TDRs	56.57	52.57	53.91	49.93	44.18	400		1,239

As a percent of total loans:
Nonaccrual loans	0.83	0.90	0.85	1.01	1.18	(7)		(35)
Accruing TDRs	0.52	0.58	0.60	0.61	0.63	(6)		(11)
Nonaccrual loans and accruing TDRs	1.35	1.49	1.45	1.63	1.80	(14)		(45)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.87	0.96	0.96	1.08	1.25	(9)		(38)
Nonperforming assets and accruing TDRs	1.39	1.55	1.56	1.69	1.88	(16)		(49)

As a percent of total assets:
Nonaccrual loans	0.68	0.73	0.68	0.80	0.98	(5)		(30)
Nonperforming assets	0.71	0.78	0.77	0.85	1.04	(7)		(33)
Accruing TDRs	0.43	0.47	0.48	0.49	0.52	(4)		(9)
Nonperforming assets and accruing TDRs	1.14	1.25	1.25	1.34	1.56	(11)		(42)

(1)	See the reconciliation table on page 18 of 18.
(2)	As of 6/30/2020, this ratio includes PPP loans of $123.0 million. Excluding these loans, the ratio is 0.86%.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q2 2020	Q2 2020
						compared to	compared to
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2020	Q2 2019
INTEREST INCOME
Interest and fees on loans	$13,945	$13,795	$14,043	$14,100	$13,749	1.1%	1.4%
Interest on investment securities:
Taxable	638	719	827	870	887	(11.3)	(28.1)
Interest on deposits with other banks	11	172	295	223	113	(93.6)	(90.3)
Total interest income	14,594	14,686	15,165	15,193	14,749	(0.6)	(1.1)

INTEREST EXPENSE
Interest on deposits	1,556	2,059	2,287	2,288	2,204	(24.4)	(29.4)
Interest on short-term borrowings	1	2	6	117	145	(50.0)	(99.3)
Interest on long-term borrowings	6	107	108	108	107	(94.4)	(94.4)
Total interest expense	1,563	2,168	2,401	2,513	2,456	(27.9)	(36.4)

NET INTEREST INCOME	13,031	12,518	12,764	12,680	12,293	4.1	6.0
Provision for credit losses	1,000	350	200	200	200	185.7	400.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	12,031	12,168	12,564	12,480	12,093	(1.1)	(0.5)

NONINTEREST INCOME
Service charges on deposit accounts	544	866	958	990	1,028	(37.2)	(47.1)
Trust and investment fee income	363	375	382	383	385	(3.2)	(5.7)
Gains on sales and calls of investment securities	347	—	—	—	—	—	—
Other noninterest income	1,515	1,111	1,354	1,156	1,196	36.4	26.7
Total noninterest income	2,769	2,352	2,694	2,529	2,609	17.7	6.1

NONINTEREST EXPENSE
Salaries and wages	2,130	4,296	4,002	3,853	3,792	(50.4)	(43.8)
Employee benefits	1,535	1,722	1,662	1,299	1,068	(10.9)	43.7
Occupancy expense	702	698	702	697	668	0.6	5.1
Furniture and equipment expense	247	317	286	263	295	(22.1)	(16.3)
Data processing	1,037	1,044	989	972	919	(0.7)	12.8
Directors' fees	113	141	137	140	116	(19.9)	(2.6)
Amortization of intangible assets	138	144	144	144	155	(4.2)	(11.0)
FDIC insurance premium expense	124	91	(42)	—	181	36.3	(31.5)
Other real estate owned expenses, net	—	18	(1)	133	60	(100.0)	(100.0)
Legal and professional fees	553	634	568	495	559	(12.8)	(1.1)
Other noninterest expenses	1,084	1,244	1,398	1,388	1,172	(12.9)	(7.5)
Total noninterest expense	7,663	10,349	9,845	9,384	8,985	(26.0)	(14.7)

Income from continuing operations before income taxes	7,137	4,171	5,413	5,625	5,717	71.1	24.8
Income tax expense	1,802	1,053	1,399	1,411	1,489	71.1	21.0

Income from continuing operations	5,335	3,118	4,014	4,214	4,228	71.1	26.2

Loss from discontinued operations before income taxes	—	—	—	(10)	(4)	—	100.0
Income tax benefit	—	—	—	(2)	—	—	—

Loss from discontinued operations	—	—	—	(8)	(4)	—	100.0

NET INCOME	$5,335	$3,118	$4,014	$4,206	$4,224	71.1	26.3

Weighted average shares outstanding - basic	12,524	12,513	12,588	12,764	12,779	0.1	(2.0)
Weighted average shares outstanding - diluted	12,525	12,518	12,593	12,769	12,784	0.1	(2.0)

Basic net income per common share
Income from continuing operations	$0.43	$0.25	$0.32	$0.33	$0.33	72.0	30.3
Loss from discontinued operations	—	—	—	—	—	—	—
Net income	$0.43	$0.25	$0.32	$0.33	$0.33	72.0	30.3
Diluted net income per common share
Income from continuing operations	$0.43	$0.25	$0.32	$0.33	$0.33	72.0	30.3
Loss from discontinued operations	—	—	—	—	—	—	—
Net income	$0.43	$0.25	$0.32	$0.33	$0.33	72.0	30.3

Dividends paid per common share	0.12	0.12	0.12	0.10	0.10	—	20.0

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q2 2020	Q2 2020
											compared to	compared to
	Q2 2020		Q1 2020		Q4 2019		Q3 2019		Q2 2019		Q1 2020	Q2 2019
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	1,374,324	4.09%	$1,263,441	4.40%	$1,246,355	4.48%	$1,235,374	4.54%	$1,221,215	4.53%	8.8%	12.5%
Investment securities
Taxable	107,908	2.37	129,410	2.22	145,544	2.27	155,324	2.24	159,878	2.22	(16.6)	(32.5)
Interest-bearing deposits	57,713	0.07	57,657	1.20	71,591	1.63	41,554	2.13	18,325	2.47	0.1	214.9
Total earning assets	1,539,945	3.82%	1,450,508	4.08%	1,463,490	4.12%	1,432,252	4.22%	1,399,418	4.24%	6.2	10.0
Cash and due from banks	18,167		17,874		20,382		18,127		17,225		1.6	5.5
Other assets	90,981		89,154		79,586		73,823		61,906		2.0	47.0
Allowance for credit losses	(10,706)		(10,545)		(10,441)		(10,412)		(10,456)		1.5	2.4
Total assets	$1,638,387		$1,546,991		$1,553,017		$1,513,790		$1,468,093		5.9	11.6

Interest-bearing liabilities
Demand deposits	$298,568	0.20%	$284,176	0.56%	$284,193	0.76%	$252,386	0.70%	$234,775	0.65%	5.1	27.2
Money market and savings deposits	426,963	0.23	410,252	0.46	397,662	0.51	389,268	0.67	385,272	0.84	4.1	10.8
Brokered deposits	—	—	—	—	8,135	2.15	14,568	2.29	20,866	2.52	—	(100.0)
Certificates of deposit $100,000 or more	130,582	1.81	129,408	1.85	126,411	1.85	119,200	1.78	107,549	1.54	0.9	21.4
Other time deposits	150,675	1.54	150,645	1.60	149,197	1.58	149,708	1.49	145,900	1.31	—	3.3
Interest-bearing deposits	1,006,788	0.62	974,481	0.85	965,598	0.94	925,130	0.98	894,362	0.99	3.3	12.6
Short-term borrowings	2,030	0.20	1,235	0.65	1,889	1.26	17,729	2.64	21,557	2.70	64.4	(90.6)
Long-term borrowings	824	2.93	15,000	2.87	15,000	2.86	15,000	2.86	15,000	2.86	(94.5)	(94.5)
Total interest-bearing liabilities	1,009,642	0.62%	990,716	0.88%	982,487	0.97%	957,859	1.04%	930,919	1.06%	1.9	8.5
Noninterest-bearing deposits	420,275		352,681		368,449		354,927		339,589		19.2	23.8
Accrued expenses and other liabilities	9,628		9,262		8,842		7,884		8,484		4.0	13.5
Stockholders' equity	198,842		194,332		193,239		193,120		189,101		2.3	5.2
Total liabilities and stockholders' equity	$1,638,387		$1,546,991		$1,553,017		$1,513,790		$1,468,093		5.9	11.6

Net interest spread		3.20%		3.20%		3.15%		3.18%		3.18%
Net interest margin		3.41%		3.48%		3.47%		3.52%		3.54%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	6/30/2020	6/30/2019

The following reconciles return on average equity and return on average tangible equity from continuing operations (Note 1):

Income from continuing operations	$5,335	$3,118	$4,014	$4,214	$4,228	$8,453	$8,056
Income from continuing operations - annualized (A)	$21,457	$12,541	$15,925	$16,719	$16,958	$16,999	$16,246

Net income, excluding net amortization of intangible assets	$5,438	$3,225	$4,121	$4,321	$4,344	$8,663	$8,293

Net income, excluding net amortization of intangible assets - annualized (B)	$21,872	$12,971	$16,350	$17,143	$17,424	$17,421	$16,723

Average stockholders' equity (C)	$198,842	$194,332	$193,239	$193,120	$189,101	$196,587	$187,048
Less: Average goodwill and other intangible assets	(19,560)	(19,702)	(19,846)	(19,991)	(20,138)	(19,631)	(20,209)
Average tangible equity (D)	$179,282	$174,630	$173,393	$173,129	$168,963	$176,956	$166,839

Return on average equity (GAAP) (A)/(C)	10.79%	6.45%	8.24%	8.66%	8.97%	8.65%	8.69%
Return on average tangible equity (Non-GAAP) (B)/(D)	12.20%	7.43%	9.43%	9.90%	10.31%	9.84%	10.02%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio from continuing operations (Note 2):

Noninterest expense (E)	$7,663	$10,349	$9,845	$9,384	$8,985	$18,012	$18,328
Less: Amortization of intangible assets	(138)	(144)	(144)	(144)	(155)	(282)	(317)
Adjusted noninterest expense (F)	$7,525	$10,205	$9,701	$9,240	$8,830	$17,730	$18,011

Net interest income (G)	13,031	12,518	12,764	12,680	12,293	25,549	24,687
Add: Taxable-equivalent adjustment	37	36	44	44	41	73	75
Taxable-equivalent net interest income (H)	$13,068	$12,554	$12,808	$12,724	$12,334	$25,622	$24,762

Noninterest income (I)	$2,769	$2,352	$2,694	$2,529	$2,609	$5,121	4,797
Less: Investment securities (gains)	(347)	—	—	—	—	(347)	—
Adjusted noninterest income (J)	$2,422	$2,352	$2,694	$2,529	$2,609	$4,774	$4,797

Efficiency ratio (GAAP) (E)/(G)+(I)	48.50%	69.60%	63.69%	61.70%	60.29%	58.73%	62.16%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	48.58%	68.46%	62.58%	60.58%	59.09%	58.33%	60.93%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$200,134	$195,694	$192,802	$193,963	$191,307
Less: Goodwill and other intangible assets	(19,488)	(19,626)	(19,770)	(19,914)	(20,058)
Tangible equity (M)	$180,646	$176,068	$173,032	$174,049	$171,249

Shares outstanding (N)	12,526	12,525	12,500	12,742	12,780

Book value per common share (GAAP) (L)/(N)	$15.98	$15.62	$15.42	$15.22	$14.97
Tangible book value per common share (Non-GAAP) (M)/(N)	$14.42	$14.06	$13.84	$13.66	$13.40

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$200,134	$195,694	$192,802	$193,963	$191,307
Less: Goodwill and other intangible assets	(19,488)	(19,626)	(19,770)	(19,914)	(20,058)
Tangible equity (P)	$180,646	$176,068	$173,032	$174,049	$171,249

Assets (Q)	$1,719,524	$1,571,421	$1,559,235	$1,561,679	$1,488,562
Less: Goodwill and other intangible assets	(19,488)	(19,626)	(19,770)	(19,914)	(20,058)
Tangible assets (R)	$1,700,036	$1,551,795	$1,539,465	$1,541,765	$1,468,504

Period-end equity/assets (GAAP) (O)/(Q)	11.64%	12.45%	12.37%	12.42%	12.85%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	10.63%	11.35%	11.24%	11.29%	11.66%

Note 1:	Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2:	Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.